      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          MACK-CALI REALTY CORPORATION

             (Exact name of registrant as specified in its charter)

                 MARYLAND                                    22-3305147
      (State or Other Jurisdiction of                     (I.R.S. Employer
      Incorporation or Organization)                   Identification Number)
  11 COMMERCE DRIVE, CRANFORD, NEW JERSEY                       07016
              (908) 272-8000                                 (Zip Code)
 (Address, including telephone number, of
       Principal Executive Offices)

                            ------------------------

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                           (Full Title of the Plans)

                                   Copies to:

           ROGER W. THOMAS, ESQ.                     JONATHAN A. BERNSTEIN, ESQ.
              General Counsel                            BLAKE HORNICK, ESQ.
       Mack-Cali Realty Corporation               Pryor Cashman Sherman & Flynn LLP
             11 Commerce Drive                             410 Park Avenue
           Cranford, New Jersey                       New York, New York 10022
              (908) 272-8000                               (212) 421-4100

         (Names, addresses and telephone numbers of agents for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF SECURITIES                    TO BE         OFFERING PRICE PER      AGGREGATE          REGISTRATION
             TO BE REGISTERED                   REGISTERED *          SHARE **         OFFERING PRICE           FEE
Common Stock ($0.01 par value).............    580,000 shares         $32.1250          $18,632,500          $5,646.21

 *  All of the securities registered hereby are issuable under the Plan.

** Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The proposed Maximum Offering Price per Share represents the average of the high and low prices as reported by the New York Stock Exchange on June 3, 1999.

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
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are hereby incorporated by reference in this registration statement:

(1) Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 1998;

(2) Our Quarterly Report on Form 10-Q (File No. 1-13274) for the fiscal quarter ended March 31, 1999;

(3) Our Current Reports on Form 8-K (File No. 1-13274) dated April 19, 1999 and May 24, 1999;

(4) Our Proxy Statement relating to our Annual Meeting of Stockholders held on May 19, 1999; and

(5) The description of our common stock and the description of certain provisions of the laws of the State of Maryland and our articles of incorporation and bylaws, both contained in our Registration Statement on Form 8-A, dated August 9, 1994.

    The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed above and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our officers and directors are indemnified under Maryland law, the Articles of Incorporation and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement of the Operating Partnership"), against certain liabilities. The Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. The bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

    The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, or the director or officer was adjudged to be liable to the corporation for the act or omission. No amendment of our Articles of Incorporation shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits us to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

    The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, with specified exceptions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

    The Partnership Agreement of the Operating Partnership also provides for indemnification of us and our officers and directors to the same extent indemnification is provided to our officers and directors in our Articles of Incorporation, and limits the liability of us and our officers and directors to the Operating Partnership and its partners to the same extent liability of our officers and directors to our stockholders is limited under our Articles of Incorporation.

    In addition, the Delaware Revised Limited Partnership Act provides that a limited partner has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

    We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of the Articles of Incorporation and the bylaws and the Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable

ITEM 8. EXHIBITS.

      4.1  Form of Common Stock certificate(1)

      5.1  Opinion of Pryor Cashman Sherman & Flynn LLP

     10.1  Deferred Compensation Plan for Directors

     23.1  Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1)

     23.2  Consent of PricewaterhouseCoopers LLP

------------------------

(1) Incorporated herein by reference to Exhibit 4.1 to our registration statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998.

ITEM 9. UNDERTAKINGS.

    We, the undersigned Registrant, hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    We hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    We hereby further undertake that:

(1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement at the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 4th day of June, 1999.

                                MACK-CALI REALTY CORPORATION

                                By:            /s/ MITCHELL E. HERSH
                                     -----------------------------------------
                                                 Mitchell E. Hersh
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ MITCHELL E. HERSH       Chief Executive Officer
------------------------------    and Director                  June 4, 1999
      Mitchell E. Hersh

     /s/ BARRY LEFKOWITZ        Executive Vice President
------------------------------    and                           June 4, 1999
       Barry Lefkowitz            Chief Financial Officer

       /s/ JOHN J. CALI         Chairman of the Board
------------------------------                                  June 4, 1999
         John J. Cali

     /s/ WILLIAM L. MACK        Director
------------------------------                                  June 4, 1999
       William L. Mack

     /s/ MARTIN S. BERGER       Director
------------------------------                                  June 4, 1999
       Martin S. Berger

     /s/ BRENDAN T. BYRNE       Director
------------------------------                                  June 4, 1999
       Brendan T. Byrne

        /s/ BRANT CALI          Director
------------------------------                                  June 4, 1999
          Brant Cali

     /s/ NATHAN GANTCHER        Director
------------------------------                                  June 4, 1999
       Nathan Gantcher

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
     /s/ MARTIN D. GRUSS        Director
------------------------------                                  June 4, 1999
       Martin D. Gruss

      /s/ EARLE I. MACK         Director
------------------------------                                  June 4, 1999
        Earle I. Mack

   /s/ ALAN G. PHILIBOSIAN      Director
------------------------------                                  June 4, 1999
     Alan G. Philibosian

      /s/ IRVIN D. REID         Director
------------------------------                                  June 4, 1999
        Irvin D. Reid

       /s/ VINCENT TESE         Director
------------------------------                                  June 4, 1999
         Vincent Tese

    /s/ ROY J. ZUCKERBERG       Director
------------------------------                                  June 4, 1999
      Roy J. Zuckerberg

                               INDEX TO EXHIBITS

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------

     4.1 -   Form of Common Stock certificate(1)

     5.1 -   Opinion of Pryor Cashman Sherman & Flynn LLP

    10.1 -   Deferred Compensation Plan for Directors

    23.1 -   Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1)

    23.2 -   Consent of PricewaterhouseCoopers LLP

------------------------

(1) Incorporated herein by reference to Exhibit 4.1 to our registration statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 1998.